IMPORTANT: Please detach, sign and return all proxies from all packets received in the enclosed postage paid envelope
FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A “NO” VOTE

SEND OVERNIGHT PACKAGES TO: Home Federal Bancorp, Inc. Attn: Stock Information Center 500 12th Avenue South Nampa, ID 83653 (___) _________

Deadline: The Subscription Offering ends at ____ p.m., Mountain Time, on _______, 2007. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address at the top of this form or at any one of our branched by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Home Federal Bancorp, Inc. reserves the right to accept or reject improper order forms.

(1)	Number of Shares	x $10.00	=	(2)	Total Amount Due
The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 5% of the common stock sold in the offering (xx0,000 shares or $x million of stock at the midpoint). Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Home Federal Bancorp, Inc. is greater than 5% of the aggregate amount of shares.

(3) Method of Payment (no penalty for early withdrawal from a Home Federal Bank CD)						(4) Purchaser Information (check one)
Enclosed is a check, bank draft or money order payable to Home Federal Bancorp, Inc. for $_______________ and/or I authorize Home Federal Bank to make withdrawal(s) from my CD or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:
☐
(a) Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Home Federal Bank as of March 31, 2006. Enter information in Section 7 for all deposit accounts that you had at Home Federal Bank on March 31, 2006.

☐
(b) Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Home Federal Bank as of September 30, 2007 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Home Federal Bank on September 30, 2007.

☐
(c) Other Depositors - Check here if you were a depositor of Home Federal Bank as of ____, 2007 or borrower as of March 16, 2004 but are not an Eligible or a Supplemental Eligible Account Holder. Enter information in Section 7 for all accounts that you had at Home Federal Bank as of ______, 200___ or March 16, 2004.

						☐	(d) Local Community - Natural persons residing in Ada, Canyon, Elmore, and Gem Counties, Idaho

(5) Check if you (or a household family member) are a:						☐	(f) General Public
☐	Director	☐	Officer	☐	Employee

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐	Individual	☐	Individual Retirement Account (IRA)	☐	Corporation
☐	Joint Tenants	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Tenants in Common	☐	Uniform Gift to Minors Act	☐	Trust - Under Agreement Dated

Name	SS# or Tax ID
Name	SS#
Address	Daytime Telephone #
City State Zip Code County	Evening Telephone #

(7)  Qualifying Accounts - You should list any account(s) that you may have or had with Home Federal Bank to the right. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion and Reorganization. Failure to list all of your accounts may result in the loss of part or all or your subscription rights.

Names on Accounts	Account Number

Names on Accounts	Account Number

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated________, 200_ and understand I may not change or revoke my order once it is received by Home Federal Bancorp, Inc. I also certify that this stock order is f or my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Home Federal Bancorp, Inc. will pursue any and all legal and equitable remedies if it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion and Reorganization as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date
Signature	Date

Office Use Only: Date Rec’d _______/_______ Check# _____________ $ _____________Check# ___________ $___________ Batch# ___________ Order # ___________ Category __________

NASD Affiliation - If you have a NASD affiliation you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY HOME FEDERAL BANK, HOME FEDERAL BANCORP, INC. OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION REGIONAL DIRECTOR, MICHAEL FINN, AT (650) 746-7000.

I further certify that, before purchasing the common stock of Home Federal Bancorp, Inc., I received a copy of the prospectus dated _______, 200_, which discloses the nature of the common stock being offered and describes in more detail the following risks involved in an investment in the common stock under the heading “Risk Factors” in the prospectus:

Risks Related to Our Business

•	Our increased emphasis on commercial lending may expose us to increased lending risks.
•	Our business strategy includes significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.
•
We are highly dependent on key individuals and a number of the members of the original senior management team that were in place at the time of our mutual holding company reorganization have either left Home Federal Bank or will be retiring in the next year and as a result there will be a new management team leading us going forward.

•	Our business is subject to various lending risks which could adversely impact our results of operations and financial condition.
•	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could be reduced.
•
If the value of real estate in the Boise metropolitan area were to decline materially, a significant portion of our loan portfolio could become under-collateralized, which could have a material adverse effect on us.

•	Our loans are concentrated to borrowers in our market area.
•	The building of market share through our branching strategy could cause our expenses to increase faster than revenues
•	Fluctuations in interest rates could reduce our profitability and affect the value of our assets.
•	If external funds are not available, this could adversely impact our growth and future prospects.
•
We face strong competition from other financial institutions, financial service companies and other organizations offering services similar to those offered by us, which could limit our growth and profitability.

•	We continually encounter technological change, and we may have fewer resources than many of our competitors to continue to invest in technological improvements.
•	We are subject to extensive regulation which could adversely affect our business.

Risks Related to this Offering

•	After this offering, our compensation expenses will increase and our return on equity will be low compared to other companies. These factors could negatively impact the price of our stock.
•	Your subscription funds could be held for an extended time period and will be unavailable to you for other investments if completion of the conversion is delayed.
•	Management and the board of directors have significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering.
•
Holders of New Home Federal Bancorp common stock may not be able to sell their shares when desired if a liquid trading market does not develop, or for $10.00 or more per share even if a liquid trading market develops.

•	The amount of common stock we will control, our articles of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of Home Federal Bancorp.
•	We intend to remain independent which may mean you will not receive a premium for your common stock.
•	We intend to grant stock options and restricted stock to the board of directors and certain employees following the conversion which will likely reduce your ownership interest.

Signature	Date

Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.